Exhibit 10-4   EMPLOYEES' AGREEMENT REGARDING

            PROPRIETARY INFORMATION AND INVENTIONS



     In consideration of the employment and continued employment of the undersigned ("Employee") by JAM Productions, Inc. ("Corporation"), Employee agrees:

    1. While Employee is an employee of Corporation, and after his employment has been terminated for any reason, Employee will not use for his own benefit or the benefit of any other person or entity, nor will Employee disclose to any other person or entity, any Confidential Information, except to the extent required in the course of his employment by Corporation.

    2. Employee will not remove from Corporation's premises nor make copies of any Confidential Information, in any form, except as required by his duties of employment by Corporation. Upon termination of his employment, or at any such time as Corporation may request, Employee will deliver to Corporation all copies in his possession of any Confidential Information, in any form. Employee will not assert any rights in or with respect to any Confidential Information.

    3. "Confidential Information" means any secret or confidential information, knowledge or data of Corporation or of any vendor or supplier to or distributor or customer of Corporation, regardless of how acquired or developed by Corporation or by any such vendor, supplier, distributor or customer, concerning any of their businesses, policies, research, processes, inventions, products and trade secrets, including specifically all computer software developed, owned or licensed by them. Confidential Information does not include information, knowledge, or data in Employee's possession prior to the commencement of his employment with Corporation or information, knowledge or data in the public domain other than by reason of the wrongful acts of Employee.

    4. Employee agrees that all products, processes, inventions or devices, including computer software, or any improvements to any of the foregoing ("Inventions"), discovered or developed during the course of his employment by Corporation which are (a) related to Corporation's business, or (b) in the course of development by Corporation, or (c) made with the use of Corporation's time, materials or facilities shall belong to Corporation. Employee hereby assigns and transfers to Corporation all right, title and interest in and to any and all such Inventories. Employee agrees promptly to disclose to Corporation all such Inventions, whether patentable or unpatentable. Employee agrees to execute such instruments (including patent and copyright applications and assignments) and take all such, action at Corporation's expense, as may be necessary or desirable to vest title in such Inventions to Corporation or to obtain letters patent and copyrights for the benefit of Corporation.

    5.   There is (   )  is not ( X ) attached a list
(including a brief description) of inventions, patented or unpatented, and of computer software in which Employee has an interest, which were made, conceived or developed by Employee prior to his employment by Corporation and which are not inventions for purposes of Paragraph 4 of this Agreement.

    6. During the continuance of Employee's employment with Corporation, Employee will devote his whole time and attention to the business and affairs of Corporation, and will not, either individually or together with any person or firm, directly or indirectly, be engaged in any activity similar to those engaged in by Corporation without its prior written consent.

    7. Employee represents and warrants that he is not prevented or restricted from entering into an employment relationship with Corporation, or from performing any duties for Corporation, by any agreement with or obligation to any person or entity or by any other disability or restraint.

    8. This Agreement shall be binding upon and inure to the benefit of Corporation and its successors and assigns, and shall be construed in accordance with the laws of the State of New York. Employee's obligations contained in this Agreement shall survive the termination of his employment, regardless of the reason for such termination. If any provision of this Agreement shall be declared void, such provision shall be deemed severed from this Agreement, and the remainder of this Agreement shall otherwise remain in full force and effect.

    Date this 30th day of October, 1985.

                          EMPLOYEE:


                          /s/ John A. Marszalek
                          ____________________


                          ____________________
                              (Print Name)

Signed in the present of:

/s/ Kathryn A. Jernan
______________________